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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                            INTEGRITY SOFTWARE, INC.
             (Exact Name of Registrant as Specified in its Charter)



         DELAWARE                                    84-1424647
 (Jurisdiction of Incorporation)        (I.R.S. Employer Identification Number)



                                   CAMDEN LOCK
                                 SOUTH DOCK ROAD
                                    DUBLIN 4
                                     IRELAND
                             TEL: (353) 1-665-2002
                    (Address of Principal Executive Offices)

If this Form relates to the registration of a class of                If this Form relates to the registration of a class of
securities pursuant to Section 12(b) of the Exchange Act              securities pursuant to Section 12(g) of the Exchange
and is effective pursuant to General Instruction A.(c),               Act and is effective pursuant to General Instruction
please check the following box [ ]                                    A.(d), please check the following box [X]


SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH THIS FORM RELATES:
333-

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT: NONE

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                     TITLE OF EACH CLASS                                       NAME OF EACH EXCHANGE ON WHICH
                     TO BE SO REGISTERED                                       EACH CLASS IS TO BE REGISTERED

         Common Stock, par value $0.0025 per share                                 Nasdaq National Market*

* Application filed.
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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The description of the securities to be registered that appears under the sections captioned "Description of Capital Stock" contained in the prospectus constituting Part I of the Registrant's registration statement on Form S-1 (File No. 333- ), filed under the Securities Act of 1933 on March 24, 2000, is hereby incorporated by reference in response to this Item 1.

ITEM 2.  EXHIBITS.

The following constituent instruments defining the rights of the holders of our securities that appear as exhibits to the Registrant's registration statement on
Form S-1 (File No. 333-   ), filed under the Securities Act of 1933 on March 24,
2000 are hereby incorporated by reference:

Exhibit No. 3.1 Certificate of Incorporation of Integrity Software Inc., as amended;

Exhibit No. 3.2 By-laws of Integrity Software Inc., as amended;

Exhibit No. 4.1 Specimen certificate for Common Shares, par value $0.0025 per share, of Integrity Software, Inc.

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                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

March 24, 2000


                            INTEGRITY SOFTWARE, INC.



                            By:  /s/ PETER D. NAGLE
                            -------------------------------------------------
                            Peter D. Nagle
                            Chairman of the Board and Chief Executive Officer


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